EXHIBIT 21.1

SUBSIDIARIES OF BRUKER CORPORATION

Name of Subsidiary	Jurisdiction of Incorporation
Applied Diagnostic Solutions (Pty) Ltd. (34)	South Africa
Agapetus GmbH (25)	Austria
Alicona Imaging GmbH (26)	Austria
Anasys Instruments Corporation (9)	California, U.S.A.
Biocetra AS (23)	Norway
Bruker Advanced Supercon GmbH (2)	Germany
Bruker Arabia Limited (25)	Saudi Arabia
Bruker AXS Holdings, Inc.	Delaware, U.S.A.
Bruker AXS LLC (9)	Delaware, U.S.A.
Bruker AXS Ltd. (13)	United Kingdom
Bruker AXS GmbH (4)	Germany
Bruker Austria GmbH (5)	Austria
Bruker Belgium S.A./N.V. (28)	Belgium
Bruker BioSpin Corporation	Massachusetts, U.S.A.
Bruker BioSpin GmbH (17)	Germany
Bruker BioSpin K.K. (11)	Japan
Bruker BioSpin MRI GmbH (8)	Germany
Bruker Business Support Center sp. Z.o.o. (35)	Poland
Bruker Daltonik GmbH (18)	Germany
Bruker Daltonics Ltd. (20)	United Kingdom
Bruker Daltonics Pty Ltd (20)	South Africa
Bruker Daltronics Scandinavia AB	Denmark
Bruker do Brasil Ltda. (5)	Brazil
Bruker Detection Corporation (20)	Massachusetts, U.S.A.
Bruker EAS GmbH (2)	Germany
Bruker Energy & Supercon Technologies, Inc.	Delaware, U.S.A.
Bruker Espanola S.A. (11)	Spain
Bruker Finance BV (20)	Netherlands
Bruker France S.A.S. (11)	France
Bruker Holdings BV (20)	Netherlands
Bruker HTS GmbH (1)	Germany
Bruker India Scientific PVT, Ltd. (21)	India
Bruker Invest AG (10)	Switzerland
Bruker Italia S.r.l. (11)	Italy
Bruker JV UK Ltd. (15)	United Kingdom
Bruker Korea Co. Ltd. (11)	Korea
Bruker Ltd. (11)	Canada
Bruker Ltd. (11)	Russia
Bruker Mexicana S.A. de C.V. (6)	Mexico
Bruker Microbiology Technology (Beijing) Co., Ltd	China
Bruker Nano GmbH (5)	Germany
Bruker Nano, Inc. (29)	Arizona, U.S.A.
Bruker Nederland B.V. (11)	Netherlands
Bruker Nordic AB (20)	Sweden
Bruker Optik GmbH (20)	Germany
Bruker OST LLC (1)	Delaware, U.S.A.
Bruker Physik GmbH (16)	Germany
Bruker Polska Sp. Z.o.o. (5)	Poland
Bruker Portugal Unipessoal LDA (11)	Portugal
Bruker PTY Ltd. (11)	Australia

Bruker Scientific Instruments Hong Kong Co., Ltd. (11)	Hong Kong
Bruker Scientific Israel Ltd. (11)	Israel
Bruker Scientific LLC	Delaware, U.S.A.
Bruker (Beijing) Scientific Technology Co., Ltd. (12)	China
Bruker Switzerland AG (11)	Switzerland
Bruker (Malaysia) SDN. BHD. (11)	Malaysia
Bruker Singapore Pte. Ltd. (11)	Singapore
Bruker South Africa (Pty) Ltd. (5)	South Africa
Bruker s.r.o. (19)	Czech Republic
Bruker Taiwan Co. Ltd. (20)	Taiwan
Bruker Technologies Ltd. (14)	Israel
Bruker Turkey Teknolojik Sistemler Ticaret Ltd. Sirketi (27)	Turkey
Bruker UK Ltd. (11)	United Kingdom
Canopy Biosciences LLC (9)	Delaware, U.S.A.
Core Diagnostics Inc.(31)	California, U.S.A.
Hain LifeScience E.A. Ltd. (23)	Kenya
Hain LifeScience GmbH (19)	Germany
Hain LifeScience Solutions (Pty) Ltd. (23)	South Africa
Hain LifeSciences S.A. Pty Ltd. (23)	South Africa
Hydrostatic Extrusions Ltd. (1)	United Kingdom
InCoaTec GmbH (7)	Germany
InVivo Biotech Svs GmbH (19)	Germany
Lifescience Solutions Africa (Pty) Ltd.(23)	South Africa
Luxendo GmbH (11)	Germany
Merlin Diagnostika GmbH (19)	Germany
Mestrelab Research S.L. (24)	Spain
PMOD Technologies LLC (25)	Switzerland
Precision Diagnostics, Inc. (30)	Delaware, U.S.A.
Research Instruments GmbH (3)	Germany
SAS Biocentric (23)	France
SmartTip BV (33)	Netherlands
Vutara LLC (9)	Delaware, U.S.A.
XGLabs S.r.l. (22)	Italy
Zellkraft Werk GmbH (30)	Germany

(1)    These entities are wholly owned subsidiaries of Bruker Energy & Supercon Technologies, Inc.

(2)    These entities are wholly owned subsidiaries of Bruker HTS GmbH.

(3)    Research Instruments GmbH is 52.49% owned by Bruker Energy & Supercon Technologies, Inc. and 47.51% owned by third parties.

(4)    Bruker AXS GmbH is 90% owned by Bruker AXS Holdings, Inc. and 10% owned by Bruker Corporation.

(5)    These entities are wholly owned subsidiaries of Bruker AXS GmbH.

(6)    Bruker Mexicana S.A de C.V. is 99.9% owned by Bruker AXS GmbH and 0.1% owned by Bruker AXS LLC.

(7)    InCoaTec GmbH is 66% owned by Bruker AXS GmbH and 34% owned by third parties.

(8)    Bruker BioSpin MRI GmbH 89.9% owned by Bruker Physik GmbH and 10.1% owned by Bruker Invest AG.

(9)    These entities are wholly owned subsidiaries of Bruker Nano, Inc.

(10)  Bruker Invest AG is 90% owned by Bruker BioSpin Corporation and 10% owned by Bruker Corporation.

(11)  These entities are wholly owned subsidiaries of Bruker Invest AG.

(12)  Bruker (Beijing) Scientific Technology Co., Ltd. is a wholly owned subsidiary of Bruker Singapore Pte. Ltd.

(13)  Bruker AXS Ltd. is 50% owned by Bruker Invest AG and 50% owned by Bruker UK Ltd.

(14)  Bruker Technologies Ltd. is a wholly owned subsidiary of Bruker Scientific Israel Ltd.

(15)  Bruker JV UK Ltd. is a wholly owned subsidiary of Bruker UK Ltd.

(16)  Bruker-Physik GmbH is 50.5% owned by Bruker BioSpin Corporation, 24.75% owned by Bruker Daltonik GmbH and 24.75% owned by Bruker Optik GmbH.

(17)  Bruker BioSpin GmbH is owned wholly owned by Bruker-Physik GmbH.

(18)  Bruker Daltonik GmbH is 90% owned by Bruker Scientific LLC and 10% owned by Bruker Corporation.

(19)  These entities are wholly owned subsidiaries of Bruker Daltonik GmbH.

(20)  These entities are wholly owned subsidiaries of Bruker Scientific LLC.

(21)  Bruker India Scientific PVT, Ltd. is 73.59% owned by Bruker Invest AG, 6.53% owned by Bruker Daltonik GmbH and 19.88% owned by Bruker AXS GmbH.

(22)  XGLabs S.r.l. is a wholly owned subsidiary of Bruker Italia S.r.l.

(23)  These entities are wholly owned by Hain LifeScience GmbH.

(24)  This entity is 50.998% owned by Bruker Switzerland AG and 49.002% owned by third parties.

(25)  This entity is wholly owned by Bruker Switzerland AG.

(26)  These entities are wholly owned by Agapetus GmbH.

(27)  This entity is owned 99.74% by Bruker Invest AG and 0.26% by Bruker Switzerland AG.

(28)  This entity is 99.99% owned by Bruker Invest AG and 0.01% owned by Bruker Switzerland.

(29)  This entity is wholly owned by Bruker AXS Holdings, Inc.

(30) Wholly owned by Canopy BioScience LLC.

(31) Wholly owned by Precision Diagnostics, Inc.

(33) Wholly owned by Bruker Nederland BV.

(34) 50% owned by Hain Lifescience GmbH and 50% owned by Hain Lifescience SA (Pty) Ltd.

(35) Wholly owned by Bruker Finance BV